                                                                    EXHIBIT 10.3


                             OCTOBER 2001 AMENDMENT
                                     TO THE
                                FAIRMARKET, INC.
                   AMENDED AND RESTATED 1997 STOCK OPTION PLAN

         This October 2001 Amendment to the FairMarket, Inc. Amended and Restated 1997 Stock Option Plan (the "Plan") is effective as of October 11, 2001. All capitalized terms used but not defined herein shall have the meanings specified in the Plan.

1. AMENDMENT TO THE PLAN. Section 8(b) of the Plan is hereby amended in its entirety to read as follows:

                  "(b) In the case of (i) the dissolution or liquidation of the Company, (ii) a merger, reorganization or consolidation in which a majority of the outstanding voting power of the Company is acquired by another person or entity (other than a holding company formed by the Company), (iii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity, or (iv) the sale of all of the Common Stock of the Company to an unrelated person or entity (in each case, a "Transaction"), fifty percent (50%) of the outstanding Options held by any Optionee which have not yet vested shall become fully vested and exercisable as of the closing or consummation of such Transaction (except as the Board may otherwise specify with respect to particular grants), provided that such acceleration and any notice of exercise of options that become vested as of such closing or consummation shall in all cases be subject to and contingent upon such closing or consummation, and provided, further, that such acceleration shall be applied to each tranche of Options held by an Optionee on a separate basis.* The Plan and the options issued hereunder shall terminate upon the effectiveness of any such Transaction, unless provision is made in connection with such transaction in the sole discretion of the parties thereto for the assumption of options theretofore granted, or the substitution for such options of new options of the successor entity or a parent or subsidiary thereof, with such adjustment as to the number and kind of shares and the per share exercise prices as such parties shall agree. In the case of a Transaction whereby the outstanding Options are not to be assumed or substituted by the successor entity or a parent or subsidiary thereof, all outstanding Options that are not vested and exercisable immediately prior to the consummation of the Transaction shall become fully vested and exercisable

--------
* For example, if an Optionee held an option to acquire 300 shares which was scheduled to vest with respect to 150 option shares on Date Y and with respect to the remaining 150 option shares on Date Z, then if a Sale Event is consummated on Date X (which Date X precedes both Date Y and Date Z), then on Date X 150 option shares become vested (i.e., 50% of the option shares that were to vest on Date Y and 50% of the option shares that were to vest on Date Z), on Date Y 75 option shares will become vested and on Date Z 75 option shares will become vested.

          immediately prior to the consummation of the Transaction, provided that such acceleration and any notice of exercise of options that become vested immediately prior to such consummation shall in all cases be subject to and contingent upon such consummation. In the event of any Transaction subject to this Section 8(b), each Optionee shall be given notice thereof at least fifteen (15) days prior to the closing or anticipated consummation date, or the record date for such transaction, if earlier, and each Optionee shall be permitted during such period to exercise all outstanding Options held by such Optionee, including those that will become vested and exercisable upon the consummation of the Transaction subject to the consummation of the Transaction."

2. STATUS OF PLAN. Except as specifically amended hereby, the Plan shall continue in full force and effect. From and after the date hereof, all references in any agreements covering awards granted under the Plan shall be deemed to be references to the Plan as hereby amended.